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                                                                     Exhibit 1.1

                                8,000,000 Shares

                               TWINLAB CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                    April , 1998


BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
ADAMS, HARKNESS & HILL, INC.
LEHMAN BROTHERS INC.
SMITH BARNEY INC.
  As representatives of the several U.S. underwriters named in Schedule I hereto
      c/o Bear, Stearns & Co. Inc.
        245 Park Avenue
        New York, New York 10167

BEAR, STEARNS INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES INTERNATIONAL
ADAMS, HARKNESS & HILL, INC.
LEHMAN BROTHERS INTERNATIONAL
SMITH BARNEY INC.
  As representatives of the several international
    managers named in Schedule II hereto
  c/o Bear, Stearns International Limited

Dear Sirs:

                  TWINLAB CORPORATION, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below), and certain stockholder(s) of the Company named in Schedule III hereto (the "SELLING STOCKHOLDERS") severally propose to sell to the several Underwriters, an aggregate of 8,000,000 shares of Common Stock, par value $1.00 per share, of the Company (the "FIRM SHARES"), of which 8,000,000 shares are to be issued and sold by the Company and 8,000,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set
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forth opposite such Selling Stockholder's name in Schedule III hereto. It is understood that, subject to the conditions hereinafter stated, 6,400,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith), and 1,600,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Managers named in Schedule II hereto (the "INTERNATIONAL MANAGERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Adams, Harkness & Hill, Inc., Lehman Brothers Inc. and Smith Barney Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Bear, Stearns International Limited, Donaldson, Lufkin & Jenrette Securities International, Adams, Harkness & Hill, Inc., Lehman Brothers International and Smith Barney Inc. shall act as representatives of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "UNDERWRITERS".

                  The Company also proposes to issue and sell and the Selling Stockholders also propose to sell, severally and not jointly, to the several U.S. Underwriters not more than an additional 1,200,000 shares of its Common Stock, par value $1.00 per share (the "ADDITIONAL SHARES"), if requested by the U.S. Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "SELLERS."

                  1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "ACT"), a registration statement on Form S-3 (File No. 333-48091), including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of


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effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms
"SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference in the Prospectus.

                  2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 4,000,000 Firm Shares, (ii) each Selling Stock holder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder's name under the caption "Number of Firm Shares Being Sold" in Schedule III hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedules I and II hereto bears to the total number of Firm Shares.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell and the Selling Stockholders agree to sell, severally and not jointly, the Additional Shares and the U.S. Underwriters shall have the right to purchase, severally and not jointly, up to 1,200,000 Additional Shares from the Company and the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The U.S. Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and the Attorneys (as hereinafter defined) within 30 days after the date of this Agreement. The U.S. Representatives shall give any such notice on behalf of the U.S. Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and the


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Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company and the Selling Stockholders as the number of U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I bears to the total number of U.S. Firm Shares. If any Additional Shares are to be purchased, the Company and each Selling Stockholder agree, severally and not jointly, to sell the U.S. Underwriters the respective number of Additional Shares specified in such notice by a fraction the numerator of which is 228,749 in the case of the Company and, in the case of the Selling Stockholders, the number of Additional Shares set forth opposite each such Selling Stockholder's name under the caption "Number of Additional Shares" in
Schedule III hereto and the denominator of which is the total number of Additional Shares.

                  The Company and the Selling Stockholders hereby agree and the Company shall, concurrently with the execution of this Agreement, deliver an agreement, dated as of the date of this Agreement, executed by it, each of its directors and officers and each stockholder listed on Annex I hereto, pursuant to which it and each such person agrees, not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or sell, or otherwise dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Stock (collectively "Issue"), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Bear, Stearns & Co. Inc. Notwithstanding the foregoing, during such period the Company may (a) Issue shares of Common Stock pursuant to the Company's stock option plan substantially as in effect as of the Closing Date and (b) Issue shares of Common Stock in connection with employee benefit arrangements of the Company, which issuances, as set forth in clauses (a) and
(b) above, shall not exceed 2.0% of the outstanding Common Stock of the Company. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of Bear, Stearns & Co. Inc. In addition, each Selling Stockholder agrees that, for a period of 90 days after the date of the Prospectus without the prior written consent of Bear, Stearns & Co. Inc., it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

                  3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. Each U.S. Underwriter hereby makes to the Company the representations and agreements


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of such U.S. Underwriter contained in the fifth paragraph of Section 3 of the
Agreement Between U.S. Underwriters and International Managers of even date herewith. Each International Manager hereby makes to the Company the representations and agreements of such International Manager contained in the seventh, eighth, ninth and tenth paragraphs of Section 3 of such Agreement.

                  4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Bear, Stearns & Co. Inc. shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Bear, Stearns & Co. Inc. through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on April __, 1998 or such other time on the same or such other date as Bear, Stearns & Co. Inc. and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "CLOSING DATE". The time and date of delivery and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by the U.S. Representatives pursuant to Section 2 or such other time on the same or such other date as Bear, Stearns & Co. Inc. and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as an "OPTION CLOSING DATE".

                  The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, 10022 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

                  5. Agreements of the Company. The Company agrees with you that:

                           (a) It will, if the Registration Statement has not heretofore become effective under the Act, and, if necessary or required by law, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement and will use


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         its reasonable best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. If the Registration Statement has become effective and the Company, omitting from the Prospectus certain information in reliance upon Rule 430A of the Act, elects not to file a post-effective amendment pursuant to Rule 430A of the Act, it will file the form of Prospectus required by Rule 424(b) of the Act within the time period specified by Rule 430A and Rule 424(b) of the Act. The Company will otherwise comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A under the Act.

                           (b) It will advise you promptly and, if requested by you, confirm such advice in writing, (i) if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act (including any term sheet within the meaning of Rule 434 under the Act), when the Registration Statement has become effective, when any Rule 462 Registration Statement is filed and becomes effective, and when any post-effective amendment to it becomes effective, (ii) of the receipt of any comment that relates to the Registration Statement from the Commission or any other regulatory authority or any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes by the Commission or any state securities commission or regulatory authority, (iv) when any amendment to the Registration Statement becomes effective, (v) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (vi) of the happening of any event during the period referred to in Section 5(e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or Prospectus in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any Federal or state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company


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         will use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                           (c) It will furnish to each of the U.S.
         Representatives, without charge, one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference (plus one additional signed copy, including exhibits, to your legal counsel), and it will furnish to each of the U.S. Representa-tives, your legal counsel and each Underwriter designated by the U.S. Representatives such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as the U.S. Representatives may reasonably request.

                           (d) It will prepare the Prospectus, the form and substance of which shall be reasonably satisfactory to you, and file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(e) below, it will not file any further amendment to the Registration Statement and not make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, it will prepare and file with the Commission, promptly upon your reason able request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and it will use its reasonable best efforts to cause any such amendment to the Registration Statement to become promptly effective.

                           (e) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in your reasonable judgment a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, it will furnish in New York City to each Underwriter and any dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as such Underwriter or such dealer may reasonably request.

                           (f) If during the period specified in Section 5(e) any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, it will promptly prepare and file with the Com-


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         mission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to such dealers as the Underwriters shall specify, without charge, such number of copies thereof as such Underwriter or such dealers may reasonably request.

                           (g) Prior to any public offering of the Shares, it will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and it will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

                           (h) It will mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering the twelve-month period ending ____, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and it will advise you in writing when such statement has been so made avail able.

                           (i) It will timely complete all required filings and otherwise comply in all material respects in a timely manner with all provisions of the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (collectively, the "EXCHANGE ACT"), in connection with the registration of the Shares thereunder.

                           (j) During the period of five years after the date of this Agreement, it will promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to the Exchange Act and will promptly mail all such reports to the recordholders of its Common Stock to the extent required by the Exchange Act.

                           (k) During the period referred to in paragraph (j), it will furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the


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         Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                           (l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, it will pay or cause to be paid all costs, expenses, fees and taxes incident to (i) the preparation, printing (including word processing), filing and distribution under the Act of the Registration Statement (including, without limitation, financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph 5(e), (ii) the printing (including word processing), distribution and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph 5(e), (iii) the printing, execution, distribution and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states referred to in paragraph 5(g) (including, without limitation, in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and any memoranda relating thereto and any filing fees in connection therewith), (v) the filing, registration and clearance of the Underwriters' compensation with the National Association of Securities Dealers, Inc. in connection with the offering of the Shares (including, without limitation, any filing fees in connection therewith), (vi) the quotation of the Shares on the Nasdaq National Market ("NASDAQ"), (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, and (viii) the performance by the Company of its other obligations under this Agreement, including (without limitation) the fees and expenses of the Transfer Agent, the costs of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares, and all expenses and taxes incident to the sale and delivery of the Shares to you, including, without limitation, filing and recording fees and expenses and fees and expenses of counsel for the Company for providing such opinions as you may reasonably request.

                           (m) It will use its reasonable best efforts to maintain the inclusion of the Common Stock on NASDAQ (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

                           (n) It will use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by


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         the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to use its reasonable best efforts to satisfy all conditions precedent to the delivery of the Shares.

                           (o) It will use the proceeds from the sale of Shares in the manner described in the Registration Statement under the caption "Use of Proceeds."

                           (p) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, it will file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                           (q) The Company agrees that it will use the net proceeds to it from the Shares in the manner described in the Prospectus under the caption "Use of Proceeds". The Company further agrees that on the Closing Date it will, in accordance with terms of the indenture (the "INDENTURE") relating to its 10 1/4% Senior Subordinated Notes due 2006 (the "NOTES"), give such notices to the trustee and the holders of the relevant Notes and take such other actions as may be required to exercise, at the earliest possible date, its optional redemption right under the second paragraph of Section 3.1 of the Indenture with respect to the maximum amount of Notes redeemable with such net proceeds under the terms of the Indenture.

                  6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                           (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

                           (b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) each part of the Registration Statement, as amended or supplemented, if applicable, when such part became or becomes effective, did not contain and will not contain any


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         untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) shall not apply to statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon and conforming with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein. The Sellers and the Underwriters acknowledge for all purposes under this Agreement (including this paragraph, Section 6(c) hereof, Section 7(II)(a) hereof and Section 8 hereof) that the statements with respect to price and discount and the last paragraph on the cover page of the Prospectus and the fourth, sixth, seventh, eighth, ninth, twelfth and thirteenth paragraphs of the section entitled "Underwriting" in the Prospectus and the information regarding stabilization on the inside front cover of the preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) constitute the only information (the
         "UNDERWRITERS' INFORMATION") furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement, the preliminary prospectus or the Prospec-tus and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters or any party to an arrangement or agreement with the Under writers. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement has not been described and filed as required.

                           (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                           (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization and has full corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation (or other entity) authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operation or business of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                           (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise specifically referred to in the Registration Statement or as contained in the Stockholders Agreement or in the Secondary Stockholders Agreement (as such terms are defined in the Prospectus), and except for Liens which, individually or in the aggregate, would not have a Material Adverse Effect.

                           (f) The authorized, issued and outstanding capital stock of the Company will be, as of the Closing Date, as set forth in the Prospectus under the captions "Capitalization" and "Description of Capital Stock" and in the Consolidated Financial Statements and the notes thereto; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                           (g) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"), other than Liens securing indebtedness under or granted in connection with the Revolving Credit Facility (as defined in the Prospectus), and except for Liens which, individually or in the aggregate, would not have a Material Adverse Effect.

                           (h) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

                           (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, note, debenture, or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease, or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, which violations or defaults, individually or in the aggregate, would have a Material Adverse Effect.

                           (j) The Company has all the requisite corporate power to execute, deliver and perform its obligations under this Agreement and to authorize, issue and sell the Shares. Except as disclosed in the Registration Statement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and on the Closing Date and on any Option Closing Date, as applicable, will not (i) conflict with or result in a breach or violation of any of the respective charter or bylaws of the Company or any of its subsidiaries or of any of the terms or provisions thereof as in effect on such respective dates, or (ii) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien (as herein after defined) with respect to, any of the respective charters or bylaws of the Company or any of its subsidiaries or any material bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other material contract, lease, or other instrument, as applicable, to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is or may be subject, except for any such violation or default which, individually or in the aggregate, would not have a Material Adverse Effect, or (iii) contravene any order of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties entered in any proceeding to which the Company or any of its subsidiaries was or is a party or by which any of them is bound or violate or conflict with any applicable Federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to the Company, any of its subsidiaries or their respective properties except for such defaults, accelerations or contraventions that, individually or in the aggregate, would not have a Material Adverse Effect.

                           (k) Except as otherwise set forth in the Prospectus and except for such actions, suits or proceedings which, individually or in the aggregate, would not have a Material Adverse Effect, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against the Company or any of its subsidiaries or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated.

                           (l) In each case, except as would not, individually or in the aggregate, have a Material Adverse Effect: neither the Company nor any of its subsidiaries is in violation of any Federal, state, local or foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products ("MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern in connection with protection of human health or the environment (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its subsidiaries, under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, received any communication (written or oral), whether from a govern mental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation and there are no circumstances, either past, present or that are reasonably foreseeable, that will or could reason ably be expected to lead to such violation in the future. In addition, except as disclosed in the Registration Statement or the Prospectus, or in each case as would not, individually or in the aggregate, have a Material Adverse Effect: there is no claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company or any of its subsidiaries, now or in the past, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any such subsidiary has retained or assumed either contractually or by operation of law; to its knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Envi-ronmental Concern, that will or could reasonably be expected to result in a violation of any Environmental Law or form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

                           (m) As of the Closing Date and at each Option Closing Date, if any, the Company and its subsidiaries will possess such licenses, certificates, authorizations, approvals, franchises, permits and other rights issued by local, state, Federal or foreign regulatory agencies or bodies (collectively, "PERMITS") as are necessary to own, lease and operate its respective properties and to conduct the businesses now conducted by them except where the failure to possess any such Permit would not have a Material Adverse Effect; as of the Closing Date and at each Option Closing Date, if any, the Company and each of its subsidiaries will have fulfilled and performed all of its material obligations with respect to such Permits and neither the Company nor its subsidiaries will have received any notice of proceedings relating to the revocation or modification of any such Permit that is reasonably likely to have a Material Adverse Effect.

                           (n) Neither the Company nor any of its subsidiaries has any knowledge of any actionable violation of any Federal, state or local law relating to employment and employment practices, discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, except for any such violation which, individually or in the aggregate, would not result in a Material Adverse Effect. There is (A) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, (B) no labor strike, dispute, slowdown or stoppage ("LABOR DISPUTE") in which the Company or any of its subsidiaries is involved nor, to the knowledge of the Company, is any Labor Dispute imminent; other than routine disciplinary and grievance matters, the Company is not aware of any existing or imminent Labor Dispute by the employees of any of its principal suppliers, manufacturers or contractors and (C) no question concerning union representation within the meaning of the National Labor Relations Act existing with respect to the employees of the Company and, to the knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (A), (B) or (C) above, singly or in the aggregate) such as would not have a Material Adverse Effect.

                           (o) Subject to Liens securing indebtedness under the Revolving Credit Facility or disclosed in the Registration Statement, including capitalized leases, the Company and each of its subsidiaries has good and marketable title, free and clear of all Liens, to all property and assets described in the Prospectus as being owned by it excluding any Liens that would not have a Material Adverse Effect. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any Subsidiary or, to the Company's knowledge, any other party has occurred or is continuing thereunder, except for any such defaults which, individually or in the aggregate, would not result in a Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as would not, individually or in the aggre-gate, have a Material Adverse Effect.

                           (p) The Company and its subsidiaries maintain insurance covering their properties, operations, personnel and businesses, including without limitation, product liability insurance. Neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that substantial capital improvements or other similar expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and on any Option Closing Date, as applicable.

                           (q) This Agreement has been duly authorized, executed and delivered by the Company.

                           (r) Deloitte & Touche LLP are independent public accountants with respect to the Company and its subsidiaries, as required by the Act.

                           (s) The consolidated financial statements of the Company, together with related notes and schedules, set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendments or supplements thereto) comply as to form in all material respects with the requirements of the Act and the Exchange Act and fairly present the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America consistently applied throughout such periods. The pro forma financial data included in the Registration Statement and the Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the transactions reflected thereby as indicated in the Registration Statement and the Prospectus and comply in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                           (t) Except as otherwise disclosed in the Registration Statement, tax returns required to be filed by the Company and its subsidiaries in any jurisdiction have been filed, other than those filings that are being contested in good faith, except where failure to so file would not have a Material Adverse Effect, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other governmental charges due or claimed to be due from such entities have been paid other than those being contested in good faith and for which adequate reserves have been provided, except where failure to so pay would not have a Material Adverse Effect.

                           (u) As of the Closing Date and each Option Closing Date, the Company and each of its subsidiaries will own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTEL LECTUAL PROPERTY") presently employed by it in connection with the businesses now operated by them, except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries will have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except where such infringement or conflict would not individually, or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except where such infringement does not, individually or in the aggregate, have a Material Adverse Effect. The representations in this clause (u) exclude Intellectual Property matters with respect to any foreign country that has not accounted for more than 1% of the sales of the Company and its subsidiaries in either of the last two fiscal years.

                           (v) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for inventory assets is compared with the existing inventory assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (w) Neither the Company nor any of its subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United
         States or any other country, which is in any manner related to the business or operations of the Company or its subsidiaries which the Company or any of its subsidiaries knows or has reason to believe to have been illegal under any Federal, state or local laws of the United States or any other country having jurisdiction, except as would not have a Material Adverse Effect; neither the Company nor any of its subsidiaries, has participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.

                           (x) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, (i) an "investment company" or a company "controlled" by an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or
         (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           (y) There are no contracts, agreements or understandings between the Company and any person granting such person the right (i) to require the Company to file a registration statement under the Act with respect to any securities of the Company, except for such rights as exist under the Stockholders Agreement and the Secondary Stockholders Agreement or (ii) to require the Company to include any securities with the Shares registered pursuant to the Registration Statement, except such rights as have been duly waived in writing by such person.

                           (z) The Company has complied with all provisions of
         Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                           (aa) Except as disclosed or incorporated by reference in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                           (ab) The Company has applied to have the Shares listed on NASDAQ.

                           (ac) Except as contemplated by the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries, taken as a whole,
         (ii) there has been no decision or judgment in any litigation to which the Company or any of its subsidiaries are a party which could, individually or in the aggregate, result in a Material Adverse Effect, and (iii) there has been no material adverse change in the financial condition or in the results of operations or business of the Company and its subsidiaries, taken as a whole (any of the items set forth in clauses (i), (ii), or (iii), above, a "MATERIAL ADVERSE CHANGE").

                           (ad) To the Company's knowledge, no action has been taken with respect to the Company or any of its subsidiaries, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency which prevents the issuance of the Shares, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary Prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Shares, the effectiveness of the Registration Statement or the use of any preliminary prospectus or the Prospectus in any jurisdiction referred to in Section 5(g) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign) is pending against or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries which, if adversely determined, could reasonably be expected to prevent the issuance of the Shares or in any manner invalidate this Agreement; and every request of the Com mission or any securities authority or agency of any jurisdiction for additional in formation (to be included in the Registration Statement or the Prospectus or other wise) that has been communicated to the Company has been complied with in all material respects or responded to in a manner acceptable to the Commission or such other securities authority.

         7.  Representation and Warranties of the Selling Stockholders.

         (I) Each Selling Stockholder represents and warrants to each Underwriter that:

                  (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing

Date and on the Option Closing Date will have, good and clear title to the Shares to be sold on the Closing Date or the Option Closing Date, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (b) The Shares to be sold by such Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

                  (c) Such Selling Stockholder has, and on the Closing Date and the Option Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and American Securities Transfer & Trust, Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

                  (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (e) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

                  (f) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  (g) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (h) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organiza-tional documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stock holder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                  (i) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date or the Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Stockholder will immediately notify you of such change.

                  (k) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

         (II) In addition to the representations and warranties set forth in
Section 7(I) above, Green Equity Investors II, L.P. ("GEI") represents and warrants to each Under writer that:

                  (a) To the knowledge of GEI, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (a) shall not apply to statements or omissions in the Prospectus (or any supplement or amendment to them) based upon and conforming with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.

                  (b) GEI has no knowledge of any material event or occurrence which is not disclosed in the Prospectus which has materially and adversely affected the operations or financial condition of the Company and its subsidiaries taken as a whole; and the sale of Shares by GEI pursuant hereto is not prompted by any material information concerning the Company which is not set forth in the Prospectus.

         8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

                  (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters set forth in Section 8(a) above, but only with reference to information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(c) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder.

                  (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Section (b) on the one hand and either or both of Sections 8(a) or 8(c) on the other hand, the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Under writers, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Bear, Stearns & Co. Inc. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (e) To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares under written by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (iii) in no case shall any Selling Stockholder be liable or responsible for any amount in excess of the proceeds received by such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (g) Each Selling Stockholder hereby designates [Twinlab Corporation, 2120 Smithtown Avenue, Ronkonkoma, New York 11779, Attention:
General Counsel], as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in
Section 13 hereof.

                  9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) The Registration Statement shall have become effective not later than 5:00 P.M. (and, in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, or any development involving a prospective Material Adverse Change, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material change, or any development involving a prospective material change in the capital stock or in the long-term debt of the Company from that set forth or referred to in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by the President and Chief Executive

         Officer and a principal financial or accounting officer of the Company, confirming the matters set forth in paragraphs (a), (b) and (c) of this
         Section 9.

                  (d) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stock holder on or prior to the Closing Date.

                  (e) You shall have received on the Closing Date an opinion satisfactory to you and counsel for the Underwriters, dated the Closing Date, of Philip M. Kazin, Esq., General Counsel of the Company, to the effect that:

                           (i) the Company and each of the Subsidiaries is duly
                  qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

                           (ii) based solely upon a review of the stock record
                  books of the Subsidiaries, inquiries of certain officers of the Subsidiaries and a review of corporate resolutions of the Subsidiaries, all of the outstanding shares of capital stock of each of the Subsidiaries are owned directly or indirectly, as applicable, by the Company free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance of any nature (each, a "LIEN") except for Liens incurred pursuant to the terms of the Revolving Credit Facility and Liens which, individually or in the aggregate, would not have a Material Adverse Effect;

                           (iii) based solely upon a review of the material
                  agreements and instruments to which the Company or the Subsidiaries is a party, to the best of such counsel's knowledge, there are no material agreements or instruments to which the Company or the Subsidiaries is a party or by which any of them or any of their property may be bound which is re-quired to be described in the Registration Statement or the Prospectus or to be filed as an exhibit thereto that is not described or filed as required;

                           (iv) based solely upon a review of auditors' response
                  letters and inquiry of responsible officers of the Company and the Subsidiaries, to the best of such counsel's knowledge there are no material legal or govern mental actions, suits or proceeding pending or threatened to which the Company, any of the Subsidiaries or any of their respective property is subject which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein;

                           (v) neither the Company nor any of the Subsidiaries
                  is in violation of its respective charter or by-laws. To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in default or violation of, and the execution and delivery by the Company of this Agreement and the sale by the Company to the Underwriters of the Shares pursuant thereto does not violate the terms of, any obligation, agreement or condition contained in any bond, note, debenture, or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, except for such violations as will not, individually or in the aggregate, have a Material Adverse Effect;

                           (vi) to the best of such counsel's knowledge, the
                  Company and each of the Subsidiaries have such Permits, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, except for such Permits, the absence of which will not, individually or in the aggregate, have a Material Ad verse Effect. To the best of such counsel's knowledge, the Company and each of the Subsidiaries have fulfilled and performed all of their respective material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revoca-tion or termination thereof, subject in each case to such qualification as many be set forth in the Prospectus, and except for such revocation or terminations, as the case may be, as would not, individually or in the aggregate, have a Material Adverse Effect;

                           (vii) the authorized, issued and outstanding capital
                  stock of the Company is as set forth in the Prospectus under "Capitalization" and "Description of Capital Stock" and in the Consolidated Financial Statements of Twinlab Corporation and Subsidiaries and the notes thereto; and

                           (viii) to the best of such counsel's knowledge,
                  neither the Company nor any of the Subsidiaries has violated any Federal or New York state law relating to discrimination on the hiring, promotion or pay of employees nor any applicable Federal or New York state wages and hours law which in each case is likely to result in a Material Adverse Effect.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and its subsidiaries and discussions with auditors of the Company and its subsidiaries in connection with the preparation of the Registration Statement and the Prospectus and such counsel shall advise you that nothing has come to the attention of such counsel that has led such counsel to believe that the Registration Statement, as amended or supplemented, at the time such Registration Statement, such 462(b) Registration Statement (if applicable) or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In giving his opinion with respect to the matters covered by the immediately preceding paragraph, such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement, the 462(b) Registration Statement (if applicable) and the Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification except as required to give the opinions covered by clauses (iii), (iv), (vi) and (vii) of paragraph
(e) above. In addition, such counsel may state that such counsel's opinion does not include or cover the financial statements and notes thereto and related schedules and other financial, numerical, statistical and accounting data contained in or omitted from the Registration Statement.

                  (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Kramer, Levin, Naftalis & Frankel ("KRAMER LEVIN") counsel for the Company and the Selling Stockholders, to the effect that:

                           (i) the Company has been duly incorporated and is a
                  corporation validly existing and in good standing under the laws of Delaware. The Company's direct subsidiary, Twin Laboratories Inc. ("TWIN"), is duly qualified as foreign corporation and in good standing under the laws of the State of New York. The Company's indirect subsidiaries, Advanced Research Press, Inc. and Changes International of Fort Walton Beach, Inc. ("ARP" and "CHANGES," respectively, and together with Twin, the "SUBSIDIARIES"), are corporations validly existing and in good standing under the laws of the State of New York and __, respectively;

                           (ii) each of the Company, ARP and Changes has the
                  requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement;

                           (iii) all of the shares of issued and outstanding
                  capital stock of the Company have been duly authorized and validly issued and are fully-paid and non-assessable. All of the issued and outstanding shares of capital stock of ARP and Changes have been duly authorized and validly issued and are fully-paid and non-assessable;

                           (iv) the Shares to be issued and sold by the Company
                  hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to preemptive or other similar rights arising by operation of law or the Company's Certificate of Incorporation and ByLaws;

                           (v) the Company has the corporate power and authority
                  to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

                           (vi) the Registration Statement has become effective
                  under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission;

                           (vii) at the time the Registration Statement became
                  effective and on the Closing Date, the Registration Statement (other than the financial statements and the notes thereto and related schedules and other financial, numerical, statistical or accounting data included therein or omitted there from, as to which we express no opinion) complied as to form in all material respects with the requirements of the Act and the Regulations;

                           (viii) the capital stock of the Company, including
                  the Common Stock, conforms in all material respects to the statements relating thereto contained in the Prospectuses under the caption "Description of Capital Stock;"

                           (ix) the statements in the Prospectus under the
                  captions "Risk Factors - Shares Eligible for Future Sale," "Management - Employment Agreements," "Principal and Selling Stockholders - Terms of the Stock holders Agreement," "Description of Certain Indebtedness," "Shares Eligible for Future Sale," "Certain United States Tax Consequences to Non-United States Holders" and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein (other than numerical computations as to which we express no opinion), conform in all material respects to such legal matters, documents or proceedings, as the case may be;

                           (x) no authorization, approval, consent or order of
                  any court or governmental body or agency is legally required to be obtained by the Company for the issuance and sale by the Company to the Underwriters of the Shares pursuant to this Agreement except such as have been obtained under the Act and the Regulations (except such as may be required under state securities and Blue Sky laws or regulations or foreign laws or regulations, as to which we express no opinion);

                           (xi) the execution, delivery and performance by the
                  Company of this Agreement and the sale by the Company to the Underwriters of the Shares pursuant hereto does not (a) violate the certificate of incorporation or by-laws of the Company or any of the Subsidiaries or (b) violate any statutes, rules or regulations of the State of New York, the Federal laws of the United States or the General Corporation Law of the State of Delaware which in our experience are normally applicable to the transactions contemplated by the Agreement (other than state securities or Blue Sky laws as to which we express no opinion) (collectively, "Applicable Laws") by which the Company or any of the Subsidiaries is bound or to which any of their properties is subject, which violations, individually or in the aggregate, would have a Material Adverse Effect or (c) violate the terms of any agreement or instrument filed as an exhibit to the Registration Statement or any Exchange Act filing incorporated by reference in the Registration Statement, which violations, individually or in the aggregate, would have a Material Adverse Effect;

                           (xii) none of the Company or any of the Subsidiaries
                  is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                           (xiii) to the best of such counsel's knowledge, no
                  holder of any security of the Company has the right to require registration of shares of

                  Common Stock or any other securities of the Company under the Registration Statement, except for such registration rights that have been duly waived in writing;

                           (xiv) each document, if any, filed pursuant to the
                  Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed) complied when so filed as to form with the Exchange Act;

                           (xv) to the best of such counsel's knowledge, neither
                  the Company nor any of its subsidiaries has violated any Environmental Laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole; and

                           (xvi) to the best of such counsel's knowledge, the
                  Company and each of the Subsidiaries have such Permits under applicable Environmental Laws ("ENVIRONMENTAL PERMITS"), as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, except for such Environmental Permits, the absence of which will not, individually or in the aggregate, have a Material Adverse Effect. To the best of such counsel's knowledge, the Company and each of the Subsidiaries have fulfilled and performed all of their respective material obligations with respect to such Environmental Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof, subject in each case to such qualification as many be set forth in the Prospectus, and except for such revocation or terminations, as the case may be, as would not, individually or in the aggregate, have a Material Adverse Effect.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and its subsidiaries and discussions with auditors of the Company and its subsidiaries in connection with the preparation of the Registration Statement and the Prospectus and such counsel shall advise you that nothing has come to the attention of such counsel that has led such counsel to believe that the Registration Statement (including any 462(b) Registration Statement (if any)), as amended or supplemented, at the time such Registration Statement, such 462(b) Registration Statement (if applicable) or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In giving such opinion with respect to the matters covered by the immediately preceding paragraph, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as required to give the opinions covered by clauses
(ii), (vii), (viii) and (ix) of paragraph (f) above. In addition, such counsel may state that such counsel's opinion does not include or cover the financial statements and notes thereto and related schedules and other financial, numerical, statistical and accounting data contained in or omitted from the Registration Statement.

                  The opinion of Kramer, Levin described in paragraph (f) above shall be rendered to you at the request of the Company and shall so state therein.

                  (g) You should have received on the Closing date an opinion (satisfactory to you and counsel for the Underwriters), of Ray, Quinney & Nebeker, counsel for Twin Laboratories Inc. ("TWIN"), a subsidiary of the Company, to the effect that:

                           (i) Twin has been duly incorporated, is validly
                  existing as a corporation in good standing under the laws of the State of Utah and has the requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and described in the Registration Statement; and

                           (ii) all of the outstanding shares of capital stock
                  of Twin have been duly authorized and validly issued, are non-assessable, and to the knowledge of such counsel, are fully paid.

                  (h) You shall have received on the Closing Date an opinion (in a form reasonably satisfactory to you and your counsel), dated the Closing Date, of Sidley & Austin, regulatory counsel for the Company, to the effect that:

                                    (i) to such counsel's knowledge, there are
                  no material legal proceedings by the U.S. Food and Drug Administration ("FDA") or similar Federal or state regulatory officials and bodies pending or threatened that relate to the Company that are not described in the Prospectus;

                                    (ii) the Company has complied with all
                  applicable federal, Utah and New York food-and-drug-related licenses, registrations, permits, and other approvals relating to the manufacture, sale and distribution of its products;
                  and

                                    (iii) the statements in the Prospectus under
                  the captions "Risk Factors -- Governmental Regulation", "-- California Proposition 65" and "--Certain Government Action and Adverse Publicity Regarding Certain Products Containing Ephedrine" and "Business -- Regulatory Matters" and "--Legal Matters" that relate to matters of food and drug law insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects and provide a fair summary of such matters;

                                    (iv) the Company has represented to such
                  counsel that it is in substantial compliance with applicable decrees of the FDA, the Federal Trade Commission and other state regulatory agencies and such counsel does not know of any facts that contradict such representation; and

                                    (v) the product labeling, advertising and
                  other promotional materials that the Company has submitted to such counsel for re view, which to the knowledge of such counsel relate to major products of the Company, do not give rise to a substantial expectation that enforcement action would be initiated against those products.


                  (i) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of legal counsel for each of the Selling Stockholders, to the effect that:

                           (i) This Agreement has been duly authorized, executed
                  and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

                           (ii) such Selling Stockholder has full legal right,
                  power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

                           (iii) the Custody Agreement of such Selling
                  Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

                           (iv) the Power of Attorney of such Selling
                  Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

                           (v) upon delivery of and payment for the Shares to be
                  sold by each Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever; and

                           (vi) the execution, delivery and performance of this
                  Agreement and the Custody Agreement and Power of Attorney of such Selling Stock holder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                  The opinions described in paragraph (i) above shall be rendered to you at the request of the Selling Stockholders and shall so state therein.

                  (j) You shall have received on the Closing Date an opinion, dated the Closing Date, of, Skadden, Arps, Slate, Meagher & Flom LLP counsel for the Underwriters, as to certain matters requested by you.

                  (k) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by on the date of this Agreement.

                  (l) The Company shall not have failed at or prior to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  (m) The Shares shall have been duly listed, subject to notice of issuance, on NASDAQ.

                  (n) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

                  (o) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         The several obligations of the U.S. Underwriters to purchase any Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the applicable Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

                  10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and
(ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

                  This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change or development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Shares, (iii) any suspension or trading limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or in the over-the-counter markets or any setting of minimum prices for trading on any such exchange or markets, (iv) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which would, in your judgment, have a Material Adverse Effect, (v) any declaration of a general banking moratorium by either Federal or New York State authorities, (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgment has a material adverse effect on the financial markets in the United States and would, in your judgment, make it impracticable or inadvisable to market the Shares to enforce contracts for the sale of the Shares, or (vii) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, provided, that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of any Underwriter, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or materially impair the investment quality of the Shares.

                  11. Default. If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwrit-ers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to
Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Under writer or Underwriters shall fail or refuse to purchase Additional Shares and the aggre-gate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  12. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

                  (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

                  (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  13. Notice. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Twinlab Corporation, 2120 Smithtown Avenue, Ronkonkoma, New York 11779, Attention:
General Counsel, (b) if
to any Underwriter or to you, to you c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Syndicate Department, and in each case, with a copy to each of Skadden, Arps, Slate, Meagher & Flom LLP at 919 Third Avenue, New York, New York 10022, Attention: Mark C. Smith, Esq. and to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022,
Attention: Howard A. Sobel, Esq., or in any case to such other address as the person to be notified may have requested in writing.

                  14. Survival. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors, and the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement

                  15. Expenses. If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Under writers for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

                  16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PER FORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND THE UNDER WRITERS EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDI-

TIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE UNDERWRITERS EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  17. Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                  18. Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                               Very truly yours,

                               TWINLAB CORPORATION

                               By:____________________________
                                  Name:
                                  Title:

                               THE SELLING STOCKHOLDERS NAMED IN
                               SCHEDULE III HERETO, ACTING
                               SEVERALLY

                                By:____________________________
                                Attorney-in-Fact

BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
ADAMS, HARKNESS & HILL, INC.
LEHMAN BROTHERS INC.
SMITH BARNEY INC.
Acting severally on behalf of themselves and the several
  U.S. Underwriters named in Schedule I hereto

By:      BEAR, STEARNS & CO. INC.

         By:__________________________
            Name:
            Title:

BEAR, STEARNS INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES INTERNATIONAL
ADAMS, HARKNESS & HILL, INC.
LEHMAN BROTHERS INTERNATIONAL
SMITH BARNEY INC.
Acting severally on behalf of themselves and the several
  International Managers named in Schedule II hereto

By: BEAR, STEARNS INTERNATIONAL LIMITED

         By:__________________________
            Name:
            Title:

                                   SCHEDULE I


                                                      Number of Firm
         U.S. Underwriters                            Shares to be Purchased
         -----------------                            ----------------------
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette
  Securities Corporation
Adams, Harkness & Hill, Inc.
Lehman Brothers Inc.
Smith Barney Inc.

                                                             ---------
                                    Total                    6,400,000
                                                             =========

                                   SCHEDULE II

                                                      Number of Firm
International Managers                                Shares to be Purchased
----------------------                                ----------------------
Bear, Stearns International
  Limited
Donaldson, Lufkin & Jenrette
  Securities International
Adams, Harkness & Hill, Inc.
Lehman Brothers International
Smith Barney Inc.

                                                              ---------
                                    Total                     1,600,000
                                                              =========

                                  SCHEDULE III

                              Selling Stockholders

                                            Number of Firm                Number of
         Name                               Shares Being Sold             Additional Shares
         ----                               -----------------             -----------------
Chase Equity Associates, L.P.                   131,455                        192,295
DLJ Investment Partners, L.P.                   106,223                        155,386
DLJ Investment Funding, Inc.                     15,136                         22,141
DLJ First ESC L.P.                               10,096                         14,768
PML Mezzanine Fund L.P.                         131,455                        192,295
Green Equity Investors II, L.P.                                3,605,635                       394,366
                                                               ---------                       -------



         Total                                4,000,000                        971,251
                                              =========                        =======

                                     Annex I

Brian Blechman
Dean Blechman
Neil Blechman
Ross Blechman
Steve Blechman
Stephen Welling
John G. Danhakl
Jennifer Holden Dunbar
Jonathan D. Sokoloff
Green Equity Investors II, L.P.